                                                                       Exhibit 4



                            NORWALK SAVINGS SOCIETY



                                      and



                 CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

                                as Rights Agent












                               RIGHTS AGREEMENT

                           Dated as of May 10, 1996


                              INDEX

Page

Section  1.    Certain Definitions
Section  2.    Appointment of Rights Agent
Section  3.    Issue of Right Certificates
Section  4.    Form of Right Certificates
Section  5.    Countersignature and registration
Section  6.    Transfer, Split Up, Combination and Exchange of
               Right Certificates; Mutilated, Destroyed, Lost or
               Stolen Right Certificates

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights

Section  8.    Cancellation and Destruction of Right Certificates

Section  9.    Reservation and Availability of Capital Stock

Section 10.    Common Stock Record Date

Section 11.    Adjustment of Purchase Price, Number and Kind of
               Shares or Number of Rights

Section 12.    Certificate of Adjusted Purchase Price or Number of
               Shares

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power

Section 14.    Fractional Rights and Fractional Shares

Section 15.    Rights of Action

Section 16.    Agreement of Right Holders

Section 17.    Right Certificate Holder Not Deemed a Stockholder

Section 18.    Concerning the Rights Agent

Section 19.    Merger or Consolidation or Change of Name of Rights
               Agent

Section 20.    Duties of Rights Agent
Section 21.    Change of Rights Agent
Section 22.    Issuance of New Right Certificates
Section 23.    Redemption
Section 24.    Notice of Proposed Actions
Section 25.    Notices
Section 26.    Supplements and Amendments
Section 27.    Successors
Section 28.    Determinations and Actions by the Board of
               Directors, etc


Section 29.    Benefits of This Agreement
Section 30.    Severability
Section 31.    Governing Law
Section 32.    Counterparts
Section 33.    Descriptive Headings

Testimonium and Signatures

Exhibit A -    Form of Amendment to Articles of Incorporation
Exhibit B -    Form of Right Certificate
Exhibit C -    Summary of Rights to Purchase Preferred Shares

                        RIGHTS AGREEMENT


     This Rights Agreement dated as of May 10, 1996, between NORWALK SAVINGS SOCIETY, a Connecticut-chartered capital stock savings bank (the "Bank"), and CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent (the "Rights Agent"),

                             W I T N E S S E T H:

     WHEREAS, on May 10, 1996 the Bank declared a dividend distribution of one Right (hereafter referred to as a "Right") for each outstanding share of the Common Stock, par value $.01 per share, of the Bank (the "Common Stock") outstanding at the close of business on May 28, 1996 (hereinafter referred to as the "Record Date") (other than shares of such Common Stock held in the Bank's treasury on such date) and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(p) hereof) in respect of each share of Common Stock of the Bank that shall become outstanding after the Record Date (whether originally issued or delivered from the Bank's treasury) and on or prior to the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one one-hundredth of a share of the Bank's Series A Junior Participating Preferred Stock upon the terms and subject to the conditions hereinafter set forth (the "Rights");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated;

          (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 10% or more of the shares of Common Stock then outstanding, but shall not include the Bank, any Subsidiary (as hereinafter defined) of the Bank, any employee benefit plan of the Bank or any Subsidiary of the Bank, or any entity (including its Affiliates) organized, appointed or established for or pursuant to the terms of any such plan acting solely in its capacity (or their capacities) under such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" solely as the result of an acquisition of Common Stock by the Bank which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the shares of Common Stock then outstanding; provided however, that if a Person becomes the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding by reason of share acquisitions by the Bank and shall, after such acquisitions, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person."

          (b) "Affiliate", "Associate" and "Control" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

          (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

              (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement) or has the right to dispose of;

              (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and
          (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Bank.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Connecticut are authorized or obligated by law or executive order to close.

          (e) "Close of business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

          (f) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Bank, except that "Common Stock" when used with reference to any Person other than the Bank shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

          (g) "Common Stock Equivalent" shall mean a share, or depositary receipt exchangeable for a fraction of a share, of any authorized class or series of preferred stock of the Bank having dividend, voting, liquidation and other rights which result, in the judgment of the Board of Directors, in such share, or depositary receipt, being approximately equivalent in value to one share of Common Stock as of the date of occurrence of a
     Section 11 (a) (ii) Event (as such term is hereinafter defined) (the "Event Date"); provided, however, that, if there is no authorized class or series of preferred stock of the Bank or if in the judgment of the Board of Directors there are not sufficient authorized but unissued shares of preferred stock available for the creation of Common Stock Equivalents, "Common Stock Equivalent" shall mean such cash, reduction in Purchase Price (as such term is hereinafter defined), other equity securities, debt securities, other assets or any combination of the foregoing, that the Board of Directors shall determine to be approximately equivalent in value to one share of Common Stock as of the Event Date.

          (h) "Continuing Director" shall mean (i) any member of the Board of Directors of the Bank, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the time any Person becomes an Acquiring Person, and (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

          (i) "Distribution Date" shall have the meaning defined in Section 3 hereof.

          (j) "Exchange" and "Exchange Ratio" shall have the respective meanings defined in Section 25 hereof.

          (k) "Exchange Date" shall have the meaning defined in Section 7(a) hereof.

          (l) "Expiration Date" shall have the meaning defined in Section 7(a), hereof.

          (m) "Person" shall mean any individual, firm, limited liability company, corporation, partnership or other entity.

          (n) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Bank having the rights and preferences set forth in the Form of Amendment to Articles of Incorporation attached to this Agreement as Exhibit A.

          (o) "Purchase Price" shall have the meaning defined in Section 4 hereof.

          (p)  "Section 11(a) (ii) Event" shall mean the event described in
     Section 11(a) (ii).

          (q) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 13(d) under the Exchange Act or pursuant to a comparable successor statute) by the Bank or an Acquiring Person indicating that an Acquiring Person has become such.

          (r) "Subsidiary" of any Person shall mean any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions as a board of directors are at the time directly or indirectly owned by such first Person, or which is otherwise controlled by such first Person.

          (s)  "Trading Day" shall have the meaning defined in

     Section 11(d) hereof.

          (t) "Triggering Event" shall mean any Section 11(a) (ii) Event or any event described in Sections 13(a)(i), (ii) or (iii) hereof.

     Section 2. Appointment of Rights Agent. The Bank hereby appoints the Rights Agent to act as agent for the Bank in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Bank may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Bank appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Bank shall determine.

     Section 3.  Issue of Right Certificates.

          (a) Until the earliest of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth business day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date); or (ii) the close of business on the tenth Business Day after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; or (iii) the tenth day (or such later day as may be determined by action of the Board of Directors of the Bank prior to such time as any person becomes an Acquiring Person) after the filing by any Person (other than the Bank) of a registration statement under the Securities Act of 1933, as amended, with respect to a contemplated exchange offer to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such filing) beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock; the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Bank has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Bank, one or more right certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Bank shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that the Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

     As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) As soon as practicable after the Record Date, the Bank will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Bank. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date (or the earlier redemption, exchange or expiration of the Rights), the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock together with a copy of the Summary of Rights, and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, exchange or expiration of the Rights), the transfer of any of the certificates for the Common Stock outstanding as of the Record Date with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

          (c) Rights shall be issued in respect of all shares of Common Stock which become outstanding after the Record Date but on or prior to the Distribution Date (or the earlier redemption, exchange or expiration of the Rights). Certificates representative of such shares of Common Stock shall be deemed also to be certificates for Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Norwalk Savings Society (the "Bank") and Chemical Mellon Shareholder Services, L.L.C. dated as of May 10, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Bank. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Bank will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. As described in the Rights Agreement, Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such Affiliate) who becomes a transferee after the Acquiring Person becomes such is designated as such or (iii) under certain circumstances, a transferee of an Acquiring Person (or of any such Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such, shall become null and void.

     With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier redemption, exchange or expiration of the Rights) the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     (d) Effective on or before the Distribution Date, the Board of Directors of the Bank shall, pursuant to the provisions of Connecticut General Statutes 33-341(c) and 33-360(b), cause the Articles of Incorporation of the Bank to be amended to include the provisions related to the Preferred Shares as set forth in the Form of Amendment to Articles of Incorporation attached hereto as Exhibit A and made a part hereof.

     Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Bank may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and
Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredths of a Preferred Share set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     Section 5.  Countersignature and Registration.

          (a) The Right Certificates shall be executed on behalf of the Bank by its Chairman of the Board, its President or any

     Vice President, either manually or by facsimile signature, and shall have affixed thereto the Bank's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Bank, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Bank whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Bank before countersignature by the Rights Agent and issuance and delivery by the Bank, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Bank. Any Right Certificate may be signed on behalf of the Bank by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Bank to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

          (a) Subject to the provisions of Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, Common Stock, other securities, cash or assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Bank shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Bank shall reasonably request. Thereupon the Rights Agent shall, subject to Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Bank may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Bank and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Bank's request, reimbursement to the Bank and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Bank will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration of Rights.

          (a) The Rights shall not be exercisable prior to the Distribution Date. Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a) (iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a Preferred Share (or other securities or property, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on May 27, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof (the "Exchange Date") (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one one-hundredths of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $40.00, shall be subject to adjustment from time to time as provided in
     Section 11 and Section 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredths of a Preferred Share (or other shares, securities or property, as the case may be) to be purchased, and an amount equal to any applicable transfer tax, in cash, or in the form of a certified check or money order payable to the order of the Bank, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of Preferred Shares to be purchased and the Bank hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Bank the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, promptly deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. In the event that the Bank is obligated to issue other securities of the Bank, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Bank will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section

     11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or in any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Bank has determined (whether before or after such transfer) is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for transfer to any of the foregoing Persons, or which represents void Rights, shall be canceled. The Bank shall use all reasonable efforts to insure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Bank shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer as set forth in Section 6 hereof or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Bank shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Bank or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Bank shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Bank otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Bank, or shall, at the written request of the Bank, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Bank.

     Section 9.  Reservation and Availability of Capital Stock.

          (a) The Bank covenants and agrees that it will cause to be reserved and kept available out of its currently authorized and unissued Preferred Shares (or other shares or securities, as the case may be) the number of Preferred Shares (or other shares or securities, as the case may be) that, as provided in this Agreement, including Section 11(a) (iii) hereof, will be sufficient to permit to the maximum extent possible the exercise of all outstanding Rights.

          (b) So long as the Preferred Shares (or other shares or securities, as the case may be) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Bank shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Bank shall use its best efforts, if necessary, to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Bank upon exercise of the Rights has been determined in accordance with
     Section 11(a)(ii) or Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Bank will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Bank may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Bank shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective. Nothing herein shall require the Bank to bear the expense of obtaining registration if the cost of such registration in a particular jurisdiction presents an unreasonable burden on the Bank under the circumstances.

          (d) The Bank covenants and agrees that it will take all such action as may be necessary to insure that all Preferred Shares (or other shares or securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Bank further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Preferred Shares (or other shares or securities) upon the exercise of Rights. The Bank shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of Preferred Shares (or other shares or securities) in respect of a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares (or other shares or securities) in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Bank's satisfaction that no such tax is due.

     Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for a Preferred Share (or other shares or securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Shares (or other shares or securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares or other appropriate transfer books of the Bank are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares or other appropriate transfer books of the Bank are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Bank with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Bank, except as provided herein.

     Section 11. Adjustment of Purchase Price. Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Bank shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares,
          (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Bank is the continuing or surviving corporation) except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Preferred Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Bank were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

               (ii) In the event that any Person, alone or together with its Affiliates and Associates or otherwise, shall become an Acquiring Person, then proper provision shall promptly be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of shares of Common Stock of the Bank as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and (y) dividing that product by 25% of the current market price per share of the Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of the Section 11(a) (ii) Event.

               (iii) In the event that the number of shares of Common Stock which are authorized by the Bank's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), proper provision shall promptly be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall, in the discretion of the Bank's Board of Directors, thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement such number of Common Stock Equivalents or the maximum number of shares of Common Stock available for issuance to such holder at a reduced Purchase Price which reflects a per share Purchase Price of 25% of current market value as determined pursuant to subparagraph (ii) above.

          (b) In case the Bank shall fix a record date for the issuance of rights, options or warrants (other than the Rights) to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Shares (or securities having the same rights, privileges and preferences as the Preferred Shares ("equivalent Preferred Shares")) or securities convertible into Common Stock or equivalent Preferred Shares at a price per share of Preferred Shares or per share of equivalent Preferred Shares (or having a conversion or exercise price per share, if a security convertible into or exercisable for Preferred Shares or equivalent preferred shares) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Bank, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Preferred Shares owned by or held for the account of the Bank shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Bank shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Bank is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Bank), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in stock other than Preferred Shares) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Bank, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, the "current market price" per share of any security of the Bank (a "Security") on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security (other than the Rights), or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of the requisite 30 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the National Association of Securities Dealers, Inc. Automated Quotation System National Market ("NASDAQ") or such other exchange or system on which the Security is then listed or quoted, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Bank. If on any such date no market maker is making a market in the Security, the fair value of such Security on such date as determined in good faith by the Board of Directors of the Bank shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading or traded is open for the transaction of business or, if the shares of the Security are not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Bank, or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors then in office, or if there are no Continuing Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one millionth of a Preferred Share or ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this
     Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

          (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a) (ii), Section 11(a) (iii) or Section 13(a) hereof, the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in
     Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (l) and (m) and the
     provisions of Sections 6, 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Bank subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h)  Unless the Bank shall have exercised its election as provided in
     Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Bank may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Bank shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
     Section 11(i), the Bank shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Bank, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Bank, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Bank, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares (or other shares or securities, as the case may be) issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Bank shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Bank may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Bank may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Bank, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Bank, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided however, that the Bank shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Bank shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Bank to the holders of its Preferred Shares, shall not be taxable to such stockholders.

          (n) The Bank covenants and agrees that it shall not at any time after the earlier of the Stock Acquisition Date and the Distribution Date (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Bank and its Subsidiaries taken as a whole, any other Person or Persons if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or
     (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (o) The Bank covenants and agrees that after the earlier of the Stock Acquisition Date and the Distribution Date it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Bank shall at any time after the date hereof and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively when ever a dividend is declared or paid or such a subdivision or combination is effected.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Bank shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13.  Consolidation, Merger or Sale of Assets or Earning Power.

          (a) In the event that, following the earlier of the Distribution Date and the Stock Acquisition Date, directly or indirectly, (i) the Bank shall consolidate with, or merge with and into, any other Person, and the Bank shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall merge with and into the Bank, and the Bank shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Bank shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Bank and its Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, proper provision shall be made so that: (w) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a) (ii) or 11(a) (iii)), in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a) (ii) or 11(a)(iii)) and dividing that product by (2) 25% of the current market price (determined pursuant to Section 11(d) (i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (x) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Bank pursuant to this Agreement; (y) the term "Bank" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party and (z) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

          (b)  "Principal Party" shall mean

               (1)  in the case of any transaction described in clause (i) or
          (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Bank are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

               (2) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

          (c) The Bank shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Bank and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

          (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If any event described in
Section 13(a)(i), (ii) or (iii) shall occur at any time after the occurrence of a Section 11(a) (ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     Section 14.  Fractional Rights and Fractional Shares.

          (a) The Bank shall not issue fractions of Rights or distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as quoted on NASDAQ or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Bank. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Bank shall be used and shall be conclusive for all purposes.

          (b) The Bank shall not issue fractions of Preferred Shares, or of any other share or security, as the case may be, upon exercise of the Rights or distribute certificates which evidence fractions of Preferred Shares or of any other share or security, as the case may be. In lieu of fractional shares, the Bank shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share or of one share or security, as the case may be, issued in lieu of a Preferred Share. For purposes of this Section 14(b), the current market value of one share of Preferred Share or one share or security, as the case may be, shall be the closing price of a share of Preferred Share or one share or security, as the case may be, (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional share upon exercise of Rights.

     Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution

Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Bank to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Bank and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate certificates fully executed;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Bank and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Bank or the Rights Agent) for all purposes whatsoever, and neither the Bank nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Bank nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided however, the Bank must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Bank which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Bank or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.

          (a) The Bank agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Bank also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Bank, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Bank), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any "Acquiring Person" and the determination of "current market price") be proved or established by the Bank prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Executive or Senior Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Bank and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Bank only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Bank of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms on the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced. by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Bank agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Executive or Senior Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Bank, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Bank or become pecuniarily interested in any transaction in which the Bank may be interested, or contract with or lend money to the Bank or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Bank or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Bank resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to any item therein, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Bank.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Bank and to each transfer agent of the Common Stock by registered or certified mail and to the holders of the Right Certificates by first-class mail. The Bank may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Bank shall appoint a successor to the Rights Agent. If the Bank shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Bank), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Bank or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, having a principal office in the State of Connecticut or New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Bank shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Bank may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the earliest of the redemption, exchange or expiration of the Rights, the Bank (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of employee stock options or under or to any employee plan, profit sharing trust or other arrangement outstanding, granted or awarded as of the

Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Bank prior to such date, and (b) may, in any other case, if deemed necessary or appropriate by a majority of Continuing Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Bank shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Bank or the person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23.  Redemption.

          (a) The Board of Directors of the Bank may, at its option and subject to receipt of all necessary bank regulatory approvals (if any), at any time prior to the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right appropriately adjusted to reflect any stock split, stock dividend, reclassification or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if the Board of Directors of the Bank authorizes redemption of the Rights at or after the time a Person becomes an Acquiring Person, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a) (ii) Event until such time as the Bank's right of redemption hereunder has expired which time period may be extended by the Board of Directors for so long as necessary to obtain any required bank regulatory approvals. The Bank may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price," as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

          (b) Immediately upon the action of the Board of Directors of the Bank ordering the redemption of the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Bank shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Bank nor any of its Subsidiaries may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
     Section 23 or in Section 24 hereof, and other than in connection with the purchase or other acquisition of shares of Common Stock prior to the Distribution Date.

     Section 24.  Notice of Proposed Actions.

          (a) In case the Bank shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Bank), or (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional shares of Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding shares of Preferred Shares), or (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Bank and its Subsidiaries (taken as a whole) to any other Person or Persons, (v) to effect the liquidation, dissolution or winding up of the Bank, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Bank shall give to each holder of a Right, to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares and/or Preferred Shares, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Bank or the vote upon any such action.

          (b) In case any Section 11(a) (ii) Event shall occur, then, in any such case, the Bank shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

     Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Bank shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Norwalk Savings Society
          48 Wall Street
          Norwalk, CT  06852
          Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Bank or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid addressed (until another address is filed in writing with the Bank) as follows:

          Chemical Mellon Shareholder Services, L.L.C.
          Overpeck Centre
          85 Challenger Road
          Ridgefield Park, N.J. 07660

Notices or demands authorized by this Agreement to be given or made by the Bank or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Bank.

     Section 26. Supplements and Amendments. Prior to the earlier of the Stock Acquisition Date and the Distribution Date and subject to the penultimate sentence of this Section 26, the Bank and the Rights Agent shall, if the Bank so directs, supplement or amend any provision of this Agreement (whether or not adverse to the holders of Rights) without the approval of any holders of Rights. From and after the earlier of the Stock Acquisition Date and the

Distribution Date and subject to the penultimate sentence of this Section 26, the Bank and the Rights Agent shall, if the Bank so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Continuing Directors then in office and shall require the concurrence of a majority of such Continuing Directors if such supplement or amendment occurs at or after the time a Person becomes an Acquiring Person) or (iv) to change or supplement the provisions hereof in any manner which the Bank may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Bank which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Bank or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock and/or Preferred Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Bank (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Bank, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this

Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights, to exchange or not to exchange the rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Bank, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject to the Board or the Continuing Directors to any liability to the holders of the Right.

     Section 29. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Bank, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Bank, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

     Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Connecticut and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     Section 33. Descriptive Headings. The captions herein and in the table of contents hereto are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                    NORWALK SAVINGS SOCIETY



                    By
                      ------------------------------------
                         President


                    CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.



                    By
                      ------------------------------------
                         Vice President




                                                        Exhibit A

                              FORM
                               of
             AMENDMENT TO ARTICLES OF INCORPORATION
                               of
                     NORWALK SAVINGS SOCIETY

            (Pursuant to Connecticut General Statutes
                Sections 33-341(c) and 33-360(b))

     NORWALK SAVINGS SOCIETY, a capital stock savings bank organized and existing under the laws of the State of Connecticut (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation at a meeting duly called and held on April 24, 1996:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Amended and Restated Articles of Incorporation of the Corporation and sections 33-341(b) and (c) of the Connecticut General Statutes, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as set forth in the following amendment to the Amended and Restated Articles of Incorporation of the
Corporation:

     FURTHER RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation shall be, and they hereby are, amended by the addition of the following pursuant to ARTICLE THIRD:

         Series A Junior Participating Preferred Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B)  Except as otherwise provided herein, if the Board of

Directors creates a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     FURTHER RESOLVED, that 50,000 shares of Series A Preferred Stock be, and they hereby are, initially reserved for issuance upon exercise, in accordance with the terms of a certain Rights Agreement dated as of May 10, 1996 by and between the Corporation and Chemical Mellon Transfer Services, Inc. as Rights Agent, as amended from time to time (the "Rights Agreement"), of the Rights (as defined in the Rights Agreement), such number to be subject to adjustment from time to time in accordance with the Rights Agreement.

                                                                       Exhibit B

                           Form of Right Certificate



Certificate No. R-                                                        Rights
                                                                ---------



     NOT EXERCISABLE AFTER MAY 27, 2006 OR EARLIER IF REDEEMED OR EXCHANGED BY THE BANK. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE BANK, AT $.001 PER RIGHT, AND TO EXCHANGE AT THE OPTION OF THE BANK, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY (l) AN ACQUIRING PERSON OR ANY ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), (2) A TRANSFEREE OF AN ACQUIRING PERSON (OR OF ANY SUCH ASSOCIATE OR AFFILIATE) WHO BECOMES A TRANSFEREE AFTER THE ACQUIRING PERSON BECOMES SUCH OR (3) UNDER CERTAIN CIRCUMSTANCES, A TRANSFEREE OF AN ACQUIRING PERSON (OR OF ANY SUCH ASSOCIATE OF AFFILIATE) WHO BECOMES A TRANSFEREE BEFORE OR CONCURRENTLY WITH THE ACQUIRING PERSON BECOMING SUCH, SHALL BECOME NULL AND VOID.


                               Right Certificate

                            Norwalk Savings Society



          This certifies that __________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 10, 1996 (the "Rights Agreement") between Norwalk Savings Society, a Connecticut-chartered capital stock savings bank (the "Bank"), and Chemical Mellon Shareholder Services, L.L.C. (the "Rights Agent"), to purchase from the Bank at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on May 27, 2006 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredths of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock, par value $.01, (the "Preferred Shares") of the Bank, at a cash purchase price of $40.00 per one one-hundredths of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredths of a Preferred Share set forth above, are the number and Purchase Price as of May 28, 1996, based on the Preferred Shares as constituted at such date.

     Upon the occurrence of a Section 11(a) (ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person becomes such), or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee before or concurrently with the Acquiring Person becoming such), such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a) (ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of the Preferred Shares and the number and kind of other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Bank and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Bank.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Bank at its option at a redemption price of $.001 per Right or (ii) may be exchanged by the Bank at its option for Preferred Shares or shares of the Bank's Common Stock, par value $.01 per share (or, in certain circumstances, Common Stock Equivalents (as such term is defined in the Rights Agreement)).

          No fractional Preferred Shares or fractional shares of Common Stock or other securities will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of shares of any other securities of the Bank which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Bank or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Bank and its corporate seal.

Dated as of                     , 19  .
            --------------------    --

Attest:                            Norwalk Savings Society

--------------------------         ---------------------------
Secretary                          Title:

(seal)


Countersigned:


--------------------------
as Rights Agent



By
  ------------------------
  Authorized Signature

                   Form of Reverse Side of Right Certificate


                              FORM OF ASSIGNMENT



               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)



FOR VALUE RECEIVED _____________________________________________________________

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Right Certificate on the books of the within-named Bank, with full power of substitution.

Dated:                   ,     .
          ---------------  ----

                              --------------------------------------------------
Signature Guaranteed:         Signature




                                  Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate ____ are ____ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement) ;

     (2) after due inquiry and to the best knowledge of the undersigned, the Rights evidenced by this Right Certificate ___ are ___ are not being sold, assigned and transferred to a Person who is an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a nominee of any such Acquiring Person, Affiliate or Associate.

     (3) after due inquiry and to the best knowledge of the undersigned, it ____ did ____ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:            , 19             ---------------------------------------------
       -----------    --           Signature



                                    NOTICE


     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.






                         FORM OF ELECTION TO PURCHASE

                (To be executed if holder desires to exercise
                 Rights represented by the Right Certificate.)


To:  Norwalk Savings Society

          The undersigned hereby irrevocably elects to exercise
___________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Bank or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:                   , 19  .
       ------------------    --


                              --------------------------------------------------
Signature Guaranteed:         Signature





                                  Certificate



     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate ____ are ____ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it ____ did ____ did not acquire the Rights evidenced by this eight Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated:             , 19  .    --------------------------------------------------
       ------------    --     Signature


                                    NOTICE

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C


                            NORWALK SAVINGS SOCIETY
                  SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

On May 10, 1996 (the "Declaration Date"), Norwalk Savings Society (the "Bank") declared a dividend distribution of one Right for each outstanding share of Common Stock of the Bank. The dividend is payable on May 28, 1996 to the stockholders of record as of the close of business on such date (the "Record Date"). Each Right entitles the registered holder to purchase from the company one one-hundredths of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares") at a price of $40.00 per one one-hundredths of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Bank and Chemical Mellon Shareholder Services, L.L.C. (the "Rights Agent").

Until the close of business on the earliest of (i) the tenth day after a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock of the Bank (an "Acquiring Person");
(ii) the tenth day (or such later day as may be determined by action of the Board of Directors of the Bank prior to such time as any person becomes an Acquiring Person) after the date of the commencement of a tender or an exchange offer by any person (other than the Bank) to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such commencement) beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock; and (iii) the tenth day (or such later day as may be determined by action of the Board of Directors of the Bank prior to such time as any person becomes an Acquiring Person) after the filing by any Person (other than the Bank) of a registration statement under the Securities Act of 1933, as amended, with respect to a contemplated exchange offer to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such filing) beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Bank's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate and this Summary. The date of announcement of the existence of an Acquiring Person referred to in clause (i) above is hereinafter referred to as the "Stock Acquisition Date."

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Bank's Common Stock. New Common Stock certificates issued after the Record Date upon transfer or new issuance of the Bank's Common Stock will contain a notation incorporating the Rights Agreement by reference.

Until the Distribution Date, the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate and the number of Rights associated with each share of Common Stock shall be proportionately adjusted in the event of any dividend in Common Stock on the Common Stock or subdivision, combination or reclassification of the Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Bank's Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on May 27, 2006, unless earlier redeemed by the Bank as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. All liquidation payments are subject to the prior rights of Bank account holders to the Bank's "liquidation account" established in accordance with Connecticut Banking Law in connection with the Bank's conversion from mutual to capital stock form in 1994. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

In the event that the Bank is acquired in a merger or other business combination, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the surviving company (or its parent company or other controlling entity) which at the time of such transaction would have a market value of four times the exercise price of the Right. In the event that the Bank were the surviving corporation in a merger with any Person, or in the event that the Stock Acquisition Date occurs, the Rights Agreement provides that proper provision would be made so that each holder of a Right, other than the Acquiring Person (whose Rights would thereafter be null and void) and certain of its transferees, would thereafter have the right to receive upon exercise that number of shares of the Bank's Common Stock having a market value of four times the exercise price of the Right (i.e., a 75% discount to market value); if insufficient shares are available to satisfy the Right, the Bank may substitute other consideration, as appropriate, or make an adjustment to the exercise price of the Right to achieve substantially the intended economic benefit to shareholders (other than the Acquiring Person) of the 75% discount.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or fractional shares of other securities will be issued and, in lieu thereof, if necessary, an adjustment in cash will be made based on the market price of the Preferred Shares or other securities on the last trading date prior to the date of exercise.

At any time prior to the close of business on the date that Rights holders become entitled to purchase Preferred Shares of the Bank (which time period may be extended by the Board of Directors for so long as necessary to obtain any required bank regulatory approvals), the Bank may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Preferred Shares, shares of Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Bank electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Bank, including, without limitation, no right to vote or to receive dividends.

The terms of the Rights may be amended by the Bank and the Rights Agent, provided that following the earlier of the Distribution Date and the Stock Acquisition Date, the amendment does not materially adversely affect the interests of the holders of the Rights (other than an Acquiring Person) and provided that no amendment shall be made which decreases the Redemption Price.

A copy of the Rights Agreement is being filed with the Federal Deposit Insurance Corporation as an Exhibit to a Form F-10. A copy of the Rights Agreement will be available free of charge from the Bank. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.